Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-31366 and 333-168758 on Form S-8 of our report dated June 18, 2024, appearing in this Annual Report on Form 11-K of the HNI Corporation Profit Sharing Retirement Plan for the year ended December 31, 2023.

/s/ FGMK, LLC
Bannockburn, Illinois
June 18, 2024